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                                                                     EXHIBIT 5.1
                                                                     -----------

September 7, 2001




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  IVC Industries, Inc.
     Registration Statement on Form S-8
     ----------------------------------

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 to be filed by IVC Industries, Inc., a Delaware corporation, with the Securities and Exchange Commission with respect to the registration of 135,614 shares of the Company's common stock, par value $0.08 per share, for issuance under the IVC Industries, Inc. Savings Plan (the "Plan").

We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that said 135,614 shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.



Very truly yours,

ROSENMAN & COLIN LLP

By: /s/ Edward H. Cohen
   ----------------------
   A Partner